Exhibit 99.(h)(6)

June 25, 2020
To the Trustees of the John Hancock Group of Funds

200 Berkeley Street
Boston, MA 02116
Re:	Agreement to Waive Advisory Fees and Reimburse Expenses

John Hancock Variable Trust Advisers LLC (formerly John Hancock Investment Management Services, LLC) and John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (collectively, the “Advisers”), each an investment adviser to the investment companies listed in Appendix A (collectively, the “John Hancock Funds”), hereby notify you as follows:
1.  Each Adviser agrees to waive its management fee for a John Hancock Fund portfolio, as applicable, or otherwise reimburse the expenses of that portfolio as set forth below (the “Reimbursement”).
2.  The Reimbursement shall apply to all John Hancock Fund portfolios in existence on the date of this Agreement, except those noted below, and to all future John Hancock Fund portfolios to which an Adviser agrees this Agreement should apply (the “Participating Portfolios”).

The Reimbursement shall not apply to the following John Hancock Variable Insurance Trust portfolios:

Each Managed Volatility Portfolio
Each Lifecycle Trust
Each Lifestyle Portfolio

The reimbursement shall not apply to the following John Hancock Funds II portfolios:

Each Multi-Index Preservation Portfolio
Each Multimanager Lifestyle Portfolio
Each Multi-Index Lifestyle Portfolio
Each Multimanager Lifetime Portfolio

Each Multi-Index Lifetime Portfolio
Alternative Asset Allocation Fund
Retirement Income 2040 Fund

The Reimbursement shall not apply to John Hancock Collateral Trust.

The Reimbursement shall not apply to the following John Hancock Strategic Series portfolios:

John Hancock Managed Account Shares Investment-Grade Corporate Bond Portfolio
John Hancock Managed Account Shares Securitized Debt Portfolio
John Hancock Managed Account Shares Non-Investment-Grade Corporate Bond Portfolio

3.  The Reimbursement shall equal on an annualized basis:
0.01% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $75 billion but is less than or equal to $125 billion;

0.0125% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $125 billion but is less than or equal to $150 billion;

0.0150% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $150 billion but is less than or equal to $175 billion;

0.0175% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $175 billion but is less than or equal to $200 billion;

0.02% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $200 billion but is less than or equal to $225 billion; and

0.0225% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $225 billion.

The amount of the Reimbursement shall be calculated daily and allocated among all the Participating Portfolios in proportion to the daily net assets of each such portfolio.

4.  The Reimbursement with respect to each Participating Portfolio expires on July 31, 2022 unless renewed by mutual agreement of the John Hancock Funds and the Advisers based upon a determination that this is appropriate under the circumstances at the time.

5.  This Agreement is effective as of June 25, 2020 and supersedes the prior Letter Agreement from the Adviser to the Trustees relating to the same subject matter.

Very truly yours,

John Hancock Variable Trust Advisers LLC

By:	/s/ Jay Aronowitz
Jay Aronowitz

John Hancock Investment Management LLC

By:	/s/ Jay Aronowitz
Jay Aronowitz

ACCEPTED BY:
John Hancock Bond Trust
John Hancock California Tax-Free Income Fund	John Hancock Investors Trust John Hancock Municipal Securities Trust
John Hancock Capital Series	John Hancock Preferred Income Fund
John Hancock Current Interest	John Hancock Preferred Income Fund II
John Hancock Exchange-Traded Fund Trust	John Hancock Preferred Income Fund III John Hancock Premium Dividend Fund
John Hancock Financial Opportunities Fund	John Hancock Sovereign Bond Fund John Hancock Strategic Series
John Hancock Funds II John Hancock Funds III	John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Hedged Equity & Income Fund	John Hancock Tax-Advantaged Global Shareholder Yield Fund
John Hancock Income Securities Trust	John Hancock Variable Insurance Trust
John Hancock Investment Trust John Hancock Investment Trust II

On behalf of each of its series identified as a Participating Portfolio

By:	/s/ Andrew G. Arnott
Andrew G. Arnott

Appendix A

John Hancock Bond Trust
John Hancock California Tax-Free Income Fund	John Hancock Investors Trust John Hancock Municipal Securities Trust
John Hancock Capital Series	John Hancock Preferred Income Fund
John Hancock Current Interest	John Hancock Preferred Income Fund II
John Hancock Exchange-Traded Fund Trust	John Hancock Preferred Income Fund III John Hancock Premium Dividend Fund
John Hancock Financial Opportunities Fund	John Hancock Sovereign Bond Fund John Hancock Strategic Series
John Hancock Funds II John Hancock Funds III	John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Hedged Equity & Income Fund	John Hancock Tax-Advantaged Global Shareholder Yield Fund
John Hancock Income Securities Trust	John Hancock Variable Insurance Trust
John Hancock Investment Trust John Hancock Investment Trust II